SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 2, 2003

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

NEVADA	1-4850	95-2043126
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2100 East Grand Avenue
El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (310) 615-0311

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

                          On April 2, 2003, the Registrant issued a press release in which it responded to concerns raised in an analyst's research note. The press release is attached hereto and incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

The exhibit listed below is filed as a part of this report:

	99.1	Press Release of the Registrant dated April 2, 2003.

SIGNATURES

                          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: April 2, 2003	By /s/ Hayward D. Fisk
Hayward D. Fisk
Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit
99.1	Press Release of the Registrant dated April 2, 2003.